UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Quad/Graphics, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	39-1152983
(State of incorporation or organization)	(IRS Employer Identification No.)

N63 W23075 Highway 74, Sussex, Wisconsin	53089-2827
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A Common Stock	New York Stock Exchange LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-165259

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.                    Description of Registrant’s Securities to be Registered.

A description of the class A common stock, par value $0.025 per share (the “Class A Common Stock”), of Quad/Graphics, Inc. (the “Registrant”), is contained in the Registrant’s Registration Statement on Form S-4 (File No. 333-165259), which was originally filed with the Securities and Exchange Commission on March 5, 2010 and which became effective on May 27, 2010, including the final proxy circular/prospectus contained therein (the “S-4 Registration Statement”).  The descriptions of the Class A Common Stock (as well as the Registrant’s class B common stock and class C common stock) contained in the S-4 Registration Statement under “Description of Quad/Graphics Capital Stock” and the other sections of the S-4 Registration Statement cross-referenced to under “Description of Quad/Graphics Capital Stock” are incorporated in this Item 1 by reference.

Item 2.                    Exhibits.

The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered.  The necessary exhibits will be supplied to the New York Stock Exchange LLC and are not filed with or incorporated by reference in this registration statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

QUAD/GRAPHICS, INC.

Date: July 1, 2010	By:	/s/ J. Joel Quadracci
J. Joel Quadracci
Chairman, President and Chief Executive Officer